Exhibit (l)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Statements” in the Modern Woodmen of America Variable Annuity Account Prospectus and “Experts” in the Modern Woodmen of America Variable Annuity Account Prospectus Statement of Additional Information, each dated April 28, 2023 and each included in this Post-Effective Amendment No. 30 to the Registration Statement (Form N-4 No. 333-63972) under the Securities Act of 1933, and related Prospectus of Modern Woodmen of America Variable Annuity Account.

We also consent to the use of our reports dated April 20, 2023, with respect to the statutory-basis financial statements and supplemental schedules of Modern Woodmen of America and dated April 20, 2023, with respect to the financial statements of each of the subaccounts within Modern Woodmen Variable Annuity Account, for the year ended December 31, 2022, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 28, 2023